                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           CINERGY RETAIL POWER, L.P.

     The  undersigned  General Partner and Initial Limited Partner hereby form a limited  partnership  pursuant to and in  accordance  with the Delaware  Revised
Uniform Limited  Partnership Act, 6 Del.  C.§  17-101, et seq. (the "Act"),
and hereby agree as follows:

1.   Name. The name of the limited partnership formed hereby (the "Partnership")
     is Cinergy Retail Power, L.P.

2.   Purpose.  The  Partnership  is organized for the object and purpose of, and the nature of the business to be  conducted or promoted by the  Partnership is to sell  retail  power in Texas  and to  carry  on any  lawful  business purpose or activity.

3.   Registered  Agent  and  Office.  The  registered  agent  and  office of the
     Partnership in the State of Delaware is c/o The Corporation  Trust Company,
     1209 Orange Street,  Wilmington, New Castle County, Delaware, or such other location(s) as the Partnership by consent shall determine.

4.   Partners.  The names and  business,  residence or mailing  addresses of the
     General  Partner  and  the  Initial  Limited  Partner  (collectively,   the
     "Partners") are as follows:

                           General Partner
                           ---------------
                           Cinergy Retail Power General, Inc.
                           139 East Fourth Street
                           Cincinnati, Ohio 45202

                           Initial Limited Partner(s)
                           --------------------------
                           Cinergy Retail Power Limited, Inc.
                           139 East Fourth Street
                           Cincinnati, Ohio 45202

5.   Powers. The powers of the General Partner(s) include all powers,  statutory and otherwise, possessed by general partners under the laws of the State of
     Delaware.

6.   Term. The Partnership shall have perpetual  existence,  provided,  however, that the  Partnership  shall  dissolve,  and its affairs shall be wound up, upon  such  time as (a) the  Partners  unanimously  so  determine,  (b) the
     Partnership  sells  or  otherwise  disposes  of  its  interest  in  all  or substantially all of its property, (c) an event of dissolution has occurred under the Act or (d) upon the removal,  withdrawal  or  dissolution  of the
     General Partner.

7.   Capital Contributions. The Partners have contributed the following amounts, in cash, and no other property:

                           General Partner
                           [$1]
                           Initial Limited Partner
                           [$99]

8.   Additional  Contributions.  No Partner is required  to make any  additional capital contribution to the Partnership.

9.   Allocations  of Profit and  Losses.  The  Partnership's  profits and losses shall be  allocated  in  proportion  to the  capital  contributions  of the
     Partners.

10.  Distributions.  At the time determined by the General Partner, but at least once  during  each  fiscal  year,  the  General  Partner  shall  cause  the
     Partnership  to  distribute  any cash held by it,  which is not  reasonably necessary  for  the  operation  of  the  Partnership.  Cash  available  for distribution shall be distributed to the Partners in the same proportion as their then capital account balances.

11.  Assignments.  A Limited  Partner  may  assign all or any part of his or its partnership  interest  only with the  consent  of the  General  Partner.  A
     Limited Partner has no right to grant an assignee of his or its partnership interest the right to become a substituted Limited Partner.

12.  Withdrawal.  Except as  provided in the  following  Section 13, no right is given to any Partner to withdraw from the Partnership.

13.  Additional  Partners.  (a) The General Partner may admit additional Limited
     Partners. Upon the admission of any additional Limited Partner, the Initial
     Limited  Partner  may,  subject  to the  consent  of the  General  Partner, withdraw from the Partnership.

     (b) The Partnership  shall continue as a limited  partnership under the Act after the admission of any additional  Limited Partner  pursuant to this Section
13.

     (c) The admission of additional  Limited Partners  pursuant to this Section
13 shall be  accomplished  by the amendment  and execution of this  Agreement of
Limited  Partnership and, if required by the Act, the filing of a certificate of amendment in the Office of the Secretary of State of Delaware.

14.  The Initial  Limited  Partner shall be deemed  admitted to the  Partnership upon the formation of the Partnership.

     IN WITNESS  WHEREOF,  the undersigned  have duly executed this Agreement of
Limited Partnership as of the 8th day of August, 2001.

                                    GENERAL PARTNER:
                                    Cinergy Retail Power General, Inc.

                                    By /s/ Michael J. Cyrus
                                       --------------------
                                    Name:  Michael J. Cyrus
                                    Title: President

                                    INITIAL LIMITED PARTNER:

                                    Cinergy Retail Power Limited, Inc.

                                    By /s/ R. Foster Duncan
                                       --------------------
                                    Name:  R. Foster Duncan
                                    Title: Executive Vice President